UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2003

PRIMUS KNOWLEDGE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-26273	91-1350484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Fifth Street, Suite 1900, Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 834-8100

Item 2. Acquisition or Disposition of Assets

On December 22, 2003, pursuant to a Share Purchase Agreement (the “Share Purchase Agreement”), Primus Knowledge Solutions, Inc., a Washington corporation (“Company”) closed the acquisition of all of the issued and outstanding capital stock in Amacis Group Limited, a corporation organized under the Companies (Tables A to F) Regulations (Northern Ireland) (“Amacis”). Under the terms of the share purchase agreement, Primus has purchased all the shares in Amacis in exchange for 1,234,692 shares of Primus common stock, plus an assumption of Amacis vested stock options equivalent to 265,327 Primus vested stock options. On December 23, 2003, the Company issued a press release announcing the acquisition, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The terms of the transaction are more fully described in the Share Purchase Agreement, filed as Exhibit 2.1 to this filing.

Item 7. Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The required financial statements of Amacis (together with the related independent auditors’ report) will be filed on or prior to the 60th day after the date that this initial report on Form 8-K must be filed.

(b) Pro forma financial information

The required unaudited pro forma condensed financial statements of the Company and related notes to pro forma condensed financial statements will be filed on or prior to the 60th day after the date that this initial report on Form 8-K must be filed.

(c) Exhibits

2.1 Share Purchase Agreement, dated as of December 22, 2003, by and among Primus Knowledge Solutions, Inc., Amacis Group Limited, each holder of a share in the Share Capital of Amacis Group Limited and solely for purposes of Article VII Bryan Keating, as Holders’ Representative.

99.1 Press release issued by the Company, dated December 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS KNOWLEDGE SOLUTIONS, INC.

                            (Registrant)

Dated: December 23, 2003	By:	/s/ David M. Williamson
	Name:	David M. Williamson
	Title:	Executive Vice President, Business Affairs, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of December 22, 2003, by and among Primus Knowledge Solutions, Inc., Amacis Group Limited, each holder of a share in the Share Capital of Amacis Group Limited and solely for purposes of Article VII Bryan Keating, as Holders’ Representative.
99.1	Press release issued by the Company, dated December 23, 2003.